Exhibit 99.1

Press Release	Source: WinSonic Digital Media Group, Ltd.

2006 Revenues for Automated Interiors, LLC, a Wholly Owned Subsidiary of WinSonic Digital Media Group, Ltd., Exceed Revenues for the Same Period of 2005
Friday June 30, 10:15 am ET
Subsidiary's Revenues in First and Second Quarters of 2006 Increased by 50.71 Percent Compared to the Same Period Last Year

ATLANTA, June 30, 2006 (PRIMEZONE) -- Winston Johnson, Chairman and Chief Executive Officer of WinSonic Digital Media Group, Ltd. (Other OTC:WDMG.PK - News), announced that the subsidiary, Automated Interiors, LLC, had net sales exceeding $750,000 in the first and second quarters of 2006. ``The increase in sales is attributed to increasing awareness and acceptance of the need for digital solutions in the residential and commercial markets and our pursuance of the opportunities as they transpire,'' stated Bill Mann, CEO/President of Automated Interiors.

The company has partnered with developers and builders who now offer structured wiring in newly constructed homes as a result of dramatic increase in broadband use and consumer demand for the latest technological innovations in home and security automation.

Quoting precepts from WinSonic's Mission Statement, Chief Operating Officer, Joe Morris, restates the following: ``Helping customers achieve their goals is the key to Automated Interiors' and WinSonic's long-term success. We must listen to what they tell us, respond quickly by delivering new and constantly improving products, and build relationships based on trust, respect, and mutual understanding.''

``Automated Interiors' first and second quarter results validate the company's swift penetration in a fledgling industry that is currently experiencing rapid growth. Automated Interiors is one of the industry's leading systems integrators that provide interactive solutions for residential and commercial clients in metro Atlanta,'' stated Winston Johnson.

About WinSonic Digital Media Group, Ltd.

WinSonic Digital Media Group, Ltd. is a facilities-based media distribution solutions company with a distinctive video transport concept that enables users to view, interact, and listen to all types of audio, online video and digital TV in full-screen format, at high speeds, superb quality, and greatly reduced costs, while reducing the need for expensive high-speed connections.

Certain statements in this press release which are not historical or current fact constitute ``forward-looking statements'' within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements are based on our best estimates of future results, performance or achievements that are in turn based upon current conditions and the most recent results of the company. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms ``may,'' ``will,'' ``potential,'' ``opportunity,'' ``believes,'' ``belief,'' ``expects,'' ``intends,'' ``estimates,'' ``anticipates'' or ``plans'' to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's reports and registration statements filed with the Securities and Exchange Commission including, but not limited to, its report on form 10-KSB for December 31, 2005. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the company or its business or operations.

Contact:
WinSonic Digital Media Group, Ltd.
WinSonic Digital Cable Systems Network, Ltd.
Winston Johnson
(404) 230-5705
(800) 332-2730

Source: WinSonic Digital Media Group, Ltd.